Sabre Reports Third Quarter 2016 Results

•	Third quarter revenue increased 6.9%

•	Airline and Hospitality Solutions revenue improved 19.8%

•	Travel Network revenue rose 2.3%, with bookings growth of 2.4%

•
Net income attributable to common stockholders of $40.8 million decreased 76.9% and diluted net income attributable to common stockholders per share (EPS) of $0.14 decreased 77.8% due primarily to a purchase accounting gain related to the acquisition of Abacus in the year-ago period

•	Adjusted EBITDA and Adjusted EPS of $237.9 million and $0.27, a decline of 1.6% and 6.9%, respectively

•
GAAP and adjusted results include the impact of an impairment charge and estimated lost bookings related to a travel agency customer insolvency that reduced third quarter Travel Network and consolidated revenue by $3 million(1), net income by $7 million(1), Adjusted EBITDA by $9 million(1) and EPS/ Adjusted EPS by approximately $0.02(1)

SOUTHLAKE, Texas – November 2, 2016 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended September 30, 2016.

“In the third quarter, we continued to build on our track record of delivering innovation. That said, consolidated revenue and earnings growth rates did not meet the standards we have set for the business, even as most aspects of underlying business performance remained strong,” said Tom Klein, Sabre president and chief executive officer. “For the third quarter, Airline and Hospitality Solutions revenue grew 20%, while Travel Network increased global share and grew bookings in all regions, despite modestly slower market growth than anticipated. With new agency conversions and some improvement in the macro-environment at Travel Network and continued momentum in Airline and Hospitality Solutions, we have the pieces in place to expect strong consolidated revenue and earnings growth in the fourth quarter, setting us up well as we look toward 2017."

(1) Includes Q3 impairment charge and estimated value of Q3 lost bookings based on YTD 2016 run rate through June 2016.

Q3 2016 Financial Summary

Sabre consolidated third quarter revenue increased 6.9% to $839.0 million, compared to $785.0 million in the year ago period.

Net income attributable to common stockholders totaled $40.8 million, compared to $176.3 million in the third quarter of 2015, a decrease of 76.9%. The decrease in net income attributable to common stockholders is primarily the result of a $97.7 million purchase accounting gain related to the acquisition of Abacus in the year ago period, a decline in operating income driven by an impairment charge related to the insolvency of a European travel agency and increased depreciation and amortization. Third quarter consolidated Adjusted EBITDA was $237.9 million, a 1.6% decrease from $241.7 million in the third quarter of 2015. The decline in consolidated Adjusted EBITDA is the result of operating income and Adjusted EBITDA decreases of 11.1% and 4.9% in Travel Network, respectively, and increases of 0.8% and 11.5% in Airline and Hospitality Solutions, respectively.

For the quarter, Sabre reported diluted net income attributable to common stockholders per share of $0.14 per share compared to $0.63 in the third quarter of 2015, a decrease of 77.8%. Adjusted net income from continuing operations per share (Adjusted EPS) decreased 6.9% to $0.27 from $0.29 per share in the third quarter of 2015.

Cash provided by operating activities totaled $168.8 million, compared to $121.7 million in the third quarter of 2015. Cash used in investing activities totaled $89.1 million, compared to $516.7 million in the third quarter of 2015. Cash provided by financing activities totaled $127.7 million, compared to cash used in financing activities of $73.5 million in the third quarter of 2015. Third quarter Free Cash Flow was $79.1 million, compared to $46.6 million in the year ago period. Capital expenditures totaled $89.6 million, compared to $75.1 million in the year ago period. Adjusted Capital Expenditures, which include capitalized implementation costs, totaled $110.9 million, compared to $95.2 million in the third quarter of 2015.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Total Company:

Revenue	$838,982	$785,002	6.9	$2,543,767	$2,202,441	15.5
Operating Income	$90,150	$108,772	(17.1)	$403,611	$350,369	15.2
Net income attributable to common stockholders	$40,815	$176,340	(76.9)	$218,001	$416,041	(47.6)
Diluted net income attributable to common stockholders per share	$0.14	$0.63	(77.8)	$0.77	$1.49	(48.3)

Adjusted Gross Profit*	$344,981	$346,808	(0.5)	$1,106,442	$980,354	12.9
Adjusted EBITDA*	$237,857	$241,666	(1.6)	$796,821	$712,825	11.8
Adjusted Operating Income*	$150,918	$175,288	(13.9)	$557,071	$501,064	11.2
Adjusted Net Income*	$75,359	$80,894	(6.8)	$294,054	$231,882	26.8
Adjusted EPS*	$0.27	$0.29	(6.9)	$1.04	$0.83	25.3

Cash provided by operating activities	$168,750	$121,711	38.6	$432,534	$389,710	11.0
Cash (used in) investing activities	$(89,143)	$(516,690)	NM	$(418,713)	$(644,505)	NM
Cash (used in) provided by financing activities	$127,687	$(73,488)	NM	$(46,647)	$(39,255)	NM
Capital Expenditures	$89,639	$75,108	19.3	$254,232	$203,071	25.2
Adjusted Capital Expenditures*	$110,948	$95,189	16.6	$318,809	$252,713	26.2

Free Cash Flow*	$79,111	$46,603	69.8	$178,302	$186,639	(4.5)

Net Debt (total debt, less cash)	$3,192,653	$2,997,095
Net Debt / LTM Adjusted EBITDA*	3.1x	3.3x

Airline and Hospitality Solutions:

Revenue	$262,391	$218,978	19.8	$752,940	$640,510	17.6
Operating Income	$53,340	$52,912	0.8	$155,875	$130,478	19.5

Adjusted EBITDA*	$95,072	$85,275	11.5	$269,955	$237,748	13.5

Passengers Boarded	206,332	141,994	45.3	589,512	407,433	44.7

Travel Network:

Revenue	$582,364	$569,190	2.3	$1,805,750	$1,571,635	14.9
Transaction Revenue	$540,447	$524,424	3.1	$1,674,231	$1,399,500	19.6
Subscriber / Other Revenue	$41,917	$44,766	(6.4)	$131,520	$172,135	(23.6)
Operating Income	$182,489	$205,386	(11.1)	$641,285	$576,328	11.3

Adjusted EBITDA*	$219,865	$231,230	(4.9)	$744,626	$669,274	11.3

Total Bookings	125,750	122,860	2.4	388,431	331,423	17.2
Air Bookings	110,585	107,361	3.0	342,353	287,226	19.2
Non-air Bookings	15,165	15,499	(2.2)	46,078	44,197	4.3

Bookings Share	37.3%	37.1%		37.2%	36.5%
*Indicates non-GAAP financial measure; see descriptions and reconciliations below

Sabre Airline and Hospitality Solutions

Third quarter Airline and Hospitality Solutions revenue increased 19.8% to $262.4 million compared to $219.0 million for the same period in 2015. Revenue growth was broad-based across the portfolio. Contributing to the rise in revenue was a 45.3% increase in airline passengers boarded through the SabreSonic reservation solution. Passengers boarded growth was driven by a mix of new implementations and 9% organic passengers boarded growth in the existing customer base. Growth in Airline Solutions was also driven by a mid-teens increase in revenue from the AirVision and AirCentre solutions suites. Strong growth also continued in Sabre Hospitality Solutions with nearly 45% revenue growth, driven by ongoing momentum behind its leading SynXis Central Reservations solution and an acquisition in the first quarter of 2016.

Third quarter Airline and Hospitality Solutions operating income increased 0.8% to $53.3 million from $52.9 million in the prior year period. Operating income margin was 20.3%, compared to 24.2% for the prior year quarter. Third quarter Airline and Hospitality Solutions Adjusted EBITDA increased 11.5% to $95.1 million from $85.3 million in the prior year period. Adjusted EBITDA margin was 36.2%, compared to 38.9% for the prior year quarter.

In mid-October, Sabre successfully implemented the SabreSonic reservation solution at Alitalia. The new reservation system complements other Sabre solutions already driving value for the airline, including Intelligence Exchange and the Sabre Digital Experience Platform. Alitalia adds nearly 25 million annual passengers boarded to the SabreSonic reservations platform.

Sabre Travel Network

Third quarter Travel Network revenue increased 2.3% to $582.4 million, compared to $569.2 million for the same period in 2015. Travel Network global bookings increased 2.4% in the quarter, driven by growth of 6.8% in the Asia-Pacific region and modest growth in all other regions. Bookings growth was 1.6% in North America, 1.0% in EMEA and 0.6% in Latin America. Bookings growth was negatively impacted by the insolvency of a European travel agency. Excluding the impact of this insolvency, Sabre estimates third quarter global and EMEA bookings growth would have been 2.7%(1) and 3.3%(1), respectively.

Third quarter Travel Network operating income decreased 11.1% to $182.5 million from $205.4 million in the prior year period. Operating income margin was 31.3%, compared to 36.1% for the prior year quarter. Third quarter Travel Network Adjusted EBITDA decreased 4.9% to $219.9 million from $231.2 million in the prior year period. Adjusted EBITDA margin was 37.8%, compared to 40.6% for the prior year quarter.

The insolvency of the European travel agency resulted in negative impacts to Travel Network revenue of $3 million(1), operating income of $10 million(1) and Adjusted EBITDA of $9 million(1) due to the impairment of upfront incentive payments and estimated lost bookings in the quarter.

(1) Includes Q3 impairment charge and estimated value of Q3 lost bookings based on YTD 2016 run rate through June 2016.

Business Outlook and Financial Guidance

With respect to the guidance below, full-year Adjusted Net Income guidance consists of full-year net income attributable to common stockholders less the estimated impact of income from discontinued operations, net of tax, of approximately $10 million; net income attributable to noncontrolling interests of approximately $5 million; acquisition-related amortization of approximately $140 million; stock-based compensation expense of approximately $50 million; other items (primarily consisting of litigation and restructuring costs) of approximately $20 million; and the tax benefit of these adjustments of approximately $80 million. Full-year Adjusted EPS guidance consists of Adjusted Net Income divided by our projected weighted-average diluted common share count for the full year of approximately 283 million.

Full-year Adjusted EBITDA guidance consists of Adjusted Net Income guidance less the impact of depreciation and amortization of property and equipment, amortization of capitalized implementation costs and amortization of upfront incentive consideration of approximately $325 million; interest expense, net of approximately $160 million; and provision for income taxes less tax impact of net income adjustments of approximately $190 million.

Full-year Free Cash Flow guidance consists of full-year cash provided by operating activities of approaching $685 million less additions to property and equipment of approximately $325 million.

Full-Year 2016 Guidance

“Looking ahead to the fourth quarter, on a consolidated basis, we expect an acceleration from the third quarter year-over-year growth across our guidance metrics, including revenue, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow, said Rick Simonson, Sabre executive vice president and chief financial officer. “We expect fourth quarter year-over-year consolidated revenue growth of between 8% and 12%, with Adjusted EBITDA growth between 13% and 19%, leading to strong growth in both Adjusted Net Income and Adjusted EPS.”

“Reflecting this, for the full year, we now expect total revenues of between $3,365 and $3,395 million. Adjusted EBITDA for the year is expected to be between $1,055 and $1,070 million, with full year Adjusted EPS of $1.34 to $1.40.”

“Our updated EBITDA expectations lead to expectations for full year 2016 Free Cash Flow to approach $360 million.”

In summary, Sabre's full-year 2016 guidance is as follows:

	Range	Growth Rate
($ millions, except for EPS)
Revenue	$3,365 - $3,395	13.6% - 14.7%

Adjusted EBITDA	$1,055 - $1,070	12.0% - 13.6%

Adjusted Net Income	$380 - $395	23.3% - 28.2%

Adjusted EPS	$1.34 - $1.40	21.8% - 27.3%

Free Cash Flow	Approaching $360M

Conference Call

Sabre will conduct its third quarter 2016 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than US$120 billion of global travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business Outlook and Financial Guidance" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "outlook," "guidance," “expect,” "believe," "will," "anticipate," "estimate," "momentum," “may,” “should,” “would,” “intend," “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, adverse global and regional economic and political conditions, including, but not limited to, the approval by voters in the U.K. for that country to exit the E.U. and economic uncertainty over related negotiations, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies, exposure to pricing pressure in the Travel Network business, risks arising from global operations, the implementation and effects of new or renewed agreements, the financial and business effects of acquisitions, including integration of these acquisitions, dependence on maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, our ability to recruit, train and retain employees, including our key executive officers and technical employees, and the effort to identify a successor to our president and chief executive officer due to his intended resignation, dependence on relationships with travel buyers, changes affecting travel supplier customers, travel suppliers’ usage of alternative distribution models, the effects of litigation, and competition in the travel distribution market and solutions markets. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” section in our Quarterly Report on Form 10-Q filed with the SEC on August 2, 2016, in the "Risk Factors" and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 19, 2016 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Tim Enstice	Barry Sievert
+1-682-605-6162	sabre.investorrelations@sabre.com
tim.enstice@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$838,982	$785,002	$2,543,767	$2,202,441
Cost of revenue (1) (2)	593,650	509,906	1,704,232	1,440,030
Selling, general and administrative (2)	155,182	166,324	435,924	412,042
Operating income	90,150	108,772	403,611	350,369
Other (expense) income:
Interest expense, net	(38,002)	(40,581)	(116,414)	(129,643)
Loss on extinguishment of debt	(3,683)	—	(3,683)	(33,235)
Joint venture equity income	718	372	2,244	14,198
Other, net	281	92,568	4,517	88,320
Total other (expense) income, net	(40,686)	52,359	(113,336)	(60,360)
Income from continuing operations before income taxes	49,464	161,131	290,275	290,009
Provision for income taxes	7,208	38,007	79,905	84,966
Income from continuing operations	42,256	123,124	210,370	205,043
(Loss) income from discontinued operations, net of tax	(394)	53,892	10,858	213,499
Net income	41,862	177,016	221,228	418,542
Net income attributable to noncontrolling interests	1,047	676	3,227	2,501
Net income attributable to common stockholders	$40,815	$176,340	$218,001	$416,041

Basic net income per share attributable to common stockholders:
Income from continuing operations	$0.15	$0.44	$0.75	$0.74
Income from discontinued operations	—	0.20	0.04	0.78
Net income per common share	$0.15	$0.64	$0.79	$1.53
Diluted net income per share attributable to common stockholders:
Income from continuing operations	$0.15	$0.44	$0.73	$0.73
Income from discontinued operations	—	0.19	0.04	0.77
Net income per common share	$0.14	$0.63	$0.77	$1.49
Weighted-average common shares outstanding:
Basic	278,399	275,471	277,125	272,224
Diluted	283,462	281,395	282,919	278,848

Dividends per common share	$0.13	$0.09	$0.39	$0.27

(1) Includes amortization of upfront incentive consideration	$17,139	$9,525	$43,372	$31,575
(2) Includes stock-based compensation as follows:
Cost of revenue	$5,113	$2,853	$14,259	$9,288
Selling, general and administrative	7,800	4,351	21,753	14,040

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$272,004	$321,132
Accounts receivable, net	452,494	375,789
Prepaid expenses and other current assets	158,158	81,167
Total current assets	882,656	778,088
Property and equipment, net of accumulated depreciation of $925,771 and $850,587	717,533	627,529
Investments in joint ventures	25,425	24,348
Goodwill	2,552,871	2,440,431
Acquired customer relationships, net of accumulated amortization of $625,458 and $561,876	405,597	416,887
Other intangible assets, net of accumulated amortization of $523,950 and $480,037	405,963	419,666
Deferred income taxes	93,695	44,464
Other assets, net	663,446	642,214
Total assets	$5,747,186	$5,393,627

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$117,681	$138,421
Accrued compensation and related benefits	78,251	99,382
Accrued subscriber incentives	227,652	185,270
Deferred revenues	193,010	165,124
Other accrued liabilities	203,910	221,976
Current portion of debt	115,345	190,315
Tax Receivable Agreement	100,284	—
Total current liabilities	1,036,133	1,000,488
Deferred income taxes	108,057	83,562
Other noncurrent liabilities	536,160	656,093
Long-term debt	3,313,541	3,169,344

Stockholders’ equity
Common Stock: $0.01 par value; 450,000,000 authorized shares; 283,809,002 and 279,082,473 shares issued, 279,296,316 and 274,955,830 shares outstanding at September 30, 2016 and December 31, 2015, respectively	2,838	2,790
Additional paid-in capital	2,082,172	2,016,325
Treasury Stock, at cost, 4,512,686 and 4,126,643 shares at September 30, 2016 and December 31, 2015, respectively	(121,278)	(110,548)
Retained deficit	(1,129,682)	(1,328,730)
Accumulated other comprehensive loss	(82,183)	(97,135)
Noncontrolling interest	1,428	1,438
Total stockholders’ equity	753,295	484,140
Total liabilities and stockholders’ equity	$5,747,186	$5,393,627

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating Activities
Net income	$221,228	$418,542
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	303,956	254,854
Amortization of upfront incentive consideration	43,372	31,575
Litigation-related credits	(25,527)	(49,194)
Stock-based compensation expense	36,012	23,328
Allowance for doubtful accounts	9,232	6,745
Deferred income taxes	66,676	63,402
Joint venture equity income	(2,244)	(14,198)
Dividends received from joint venture investments	—	28,700
Amortization of debt issuance costs	6,738	4,893
Gain on remeasurement of previously-held joint venture interest	—	(86,082)
Loss on extinguishment of debt	3,683	33,235
Other	4,303	10,730
Income from discontinued operations	(10,858)	(213,499)
Changes in operating assets and liabilities:
Accounts and other receivables	(70,906)	(64,296)
Prepaid expenses and other current assets	(19,508)	5,249
Capitalized implementation costs	(64,577)	(49,642)
Upfront incentive consideration	(55,284)	(46,409)
Other assets	(18,105)	(55,439)
Accrued compensation and related benefits	(21,540)	10,294
Accounts payable and other accrued liabilities	8,424	60,554
Deferred revenue including upfront solution fees	17,459	16,368
Cash provided by operating activities	432,534	389,710
Investing Activities
Additions to property and equipment	(254,232)	(203,071)
Acquisition, net of cash acquired	(164,481)	(441,582)
Other investing activities	—	148
Cash used in investing activities	(418,713)	(644,505)
Financing Activities
Proceeds of borrowings from lenders	1,055,000	752,000
Payments on borrowings from lenders	(994,287)	(719,507)
Debt prepayment fees and issuance costs	(11,377)	(40,214)
Net proceeds on the settlement of equity-based awards	17,111	40,045
Cash dividends paid to common stockholders	(108,358)	(73,554)
Other financing activities	(4,736)	1,975
Cash (used in) provided by financing activities	(46,647)	(39,255)
Cash Flows from Discontinued Operations
Cash used in operating activities	(15,766)	(908)
Cash provided by investing activities	—	278,834
Cash (used in) provided by discontinued operations	(15,766)	277,926
Effect of exchange rate changes on cash and cash equivalents	(536)	(6,860)
(Decrease) increase in cash and cash equivalents	(49,128)	(22,984)
Cash and cash equivalents at beginning of period	321,132	155,679
Cash and cash equivalents at end of period	$272,004	$132,695

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of Net income to Adjusted Net Income from continuing operations and Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income attributable to common stockholders	$40,815	$176,340	$218,001	$416,041
Loss (income) from discontinued operations, net of tax	394	(53,892)	(10,858)	(213,499)
Net income attributable to noncontrolling interests(1)	1,047	676	3,227	2,501
Income from continuing operations	42,256	123,124	210,370	205,043
Adjustments:
Acquisition-related amortization(2a)	39,430	31,384	107,578	76,270
Loss on extinguishment of debt	3,683	—	3,683	33,235
Other, net (4)	(281)	(92,568)	(4,517)	(88,320)
Restructuring and other costs (5)	583	8,888	1,823	8,888
Acquisition-related costs(6)	90	9,350	714	13,214
Litigation costs, net (7)	7,034	9,318	5,089	14,797
Stock-based compensation	12,913	7,204	36,012	23,328
Tax impact of net income adjustments	(30,349)	(15,806)	(66,698)	(54,573)
Adjusted Net Income from continuing operations	$75,359	$80,894	$294,054	$231,882
Adjusted Net Income from continuing operations per share	$0.27	$0.29	$1.04	$0.83
Diluted weighted-average common shares outstanding	283,462	281,395	282,919	278,848

Adjusted Net Income from continuing operations	$75,359	$80,894	$294,054	$231,882
Adjustments:
Depreciation and amortization of property and equipment(2b)	58,271	49,247	168,150	157,154
Amortization of capitalized implementation costs(2c)	11,529	7,606	28,228	23,032
Amortization of upfront incentive consideration(3)	17,139	9,525	43,372	31,575
Interest expense, net	38,002	40,581	116,414	129,643
Remaining provision for income taxes	37,557	53,813	146,603	139,539
Adjusted EBITDA	$237,857	$241,666	$796,821	$712,825

Reconciliation of Operating Income to Adjusted Operating Income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating income	$90,150	$108,772	$403,611	$350,369
Adjustments:
Joint venture equity income	718	372	2,244	14,198
Acquisition-related amortization(2a)	39,430	31,384	107,578	76,270
Restructuring and other costs (5)	583	8,888	1,823	8,888
Acquisition-related costs(6)	90	9,350	714	13,214
Litigation costs, net(7)	7,034	9,318	5,089	14,797
Stock-based compensation	12,913	7,204	36,012	23,328
Adjusted Operating Income	$150,918	$175,288	$557,071	$501,064

Reconciliation of Adjusted Capital Expenditures:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Additions to property and equipment	$89,639	$75,108	$254,232	$203,071
Capitalized implementation costs	21,309	20,081	64,577	49,642
Adjusted Capital Expenditures	$110,948	$95,189	$318,809	$252,713

Reconciliation of Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash provided by operating activities	$168,750	$121,711	$432,534	$389,710
Cash used in investing activities	(89,143)	(516,690)	(418,713)	(644,505)
Cash used in financing activities	127,687	(73,488)	(46,647)	(39,255)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash provided by operating activities	$168,750	$121,711	$432,534	$389,710
Additions to property and equipment	(89,639)	(75,108)	(254,232)	(203,071)
Free Cash Flow	$79,111	$46,603	178,302	186,639

Reconciliation of Net Income to LTM Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	Dec. 31, 2015	Mar. 31, 2016	Jun. 30, 2016	Sept. 30, 2016	LTM
Net income attributable to common stockholders	$129,441	$105,167	$72,019	$40,815	$347,442
(Income) loss from discontinued operations, net of tax	(100,909)	(13,350)	2,098	394	(111,767)
Net income attributable to noncontrolling interests(1)	980	1,102	1,078	1,047	4,207
Income from continuing operations	29,512	92,919	75,195	42,256	239,882
Adjustments:
Acquisition-related amortization(2a)	31,851	34,130	34,018	39,430	139,429
Loss on extinguishment of debt	5,548	—	—	3,683	9,231
Other, net (4)	(3,057)	(3,360)	(876)	(281)	(7,574)
Restructuring and other costs (5)	368	124	1,116	583	2,191
Acquisition-related costs(6)	1,223	108	516	90	1,937
Litigation costs, net(7)	1,912	(3,846)	1,901	7,034	7,001
Stock-based compensation	6,643	10,289	12,810	12,913	42,655
Depreciation and amortization of property and equipment(2b)	56,366	53,665	56,214	58,271	224,516
Amortization of capitalized implementation costs(2c)	8,409	8,488	8,211	11,529	36,637
Amortization of upfront incentive consideration(3)	11,946	12,337	13,896	17,139	55,318
Interest expense, net	43,655	41,202	37,210	38,002	160,069
Provision for income taxes	34,386	41,424	31,273	7,208	114,291
Adjusted EBITDA	$228,762	$287,480	$271,484	$237,857	$1,025,583

Net Debt (total debt, less cash)					$3,192,653
Net Debt / LTM Adjusted EBITDA					3.1x

	Three Months Ended
	12/31/2014	3/31/2015	6/30/2015	Sept. 30, 2015	LTM
Net income attributable to common stockholders	$46,400	$207,494	$32,207	$176,340	$462,441
(Income) loss from discontinued operations, net of tax	(5,734)	(158,911)	(696)	(53,892)	(219,233)
Net income attributable to noncontrolling interests(1)	564	747	1,078	676	3,065
Income from continuing operations	41,230	49,330	32,589	123,124	246,273
Adjustments:
Acquisition-related amortization (2a)	22,639	21,675	23,211	31,384	98,909
Loss on extinguishment of debt	—	—	33,235	—	33,235
Other, net (4)	63,021	4,445	(197)	(92,568)	(25,299)
Restructuring and other costs (5)	1,636	—	—	8,888	10,524
Acquisition-related costs (6)	—	1,811	2,053	9,350	13,214
Litigation costs, net (7)	2,775	3,436	2,043	9,318	17,572
Stock-based compensation	6,245	8,794	7,330	7,204	29,573
Depreciation and amortization of property and equipment (2b)	37,983	61,663	46,244	49,247	195,137
Amortization of capitalized implementation costs (2c)	8,790	7,524	7,902	7,606	31,822
Amortization of upfront incentive consideration (3)	12,181	11,172	10,878	9,525	43,756
Interest expense, net	51,545	46,453	42,609	40,581	181,188
Provision for income taxes	(49,371)	27,283	19,676	38,007	35,595
Adjusted EBITDA	$198,674	$243,586	$227,573	$241,666	$911,499

Net Debt (total debt, less cash)					$2,997,095
Net Debt / LTM Adjusted EBITDA					3.3x

Reconciliation of Operating Income (loss) to Adjusted Gross Profit and Adjusted EBITDA by segment:

	Three Months Ended September 30, 2016
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$182,489	$53,340	$(145,679)	$90,150
Add back:
Selling, general and administrative	37,583	19,405	98,194	155,182
Cost of revenue adjustments:
Depreciation and amortization(2)	18,446	41,391	17,560	77,397
Amortization of upfront incentive consideration(3)	17,139	—	—	17,139
Stock-based compensation	—	—	5,113	5,113
Adjusted Gross Profit	255,657	114,136	(24,812)	344,981
Selling, general and administrative	(37,583)	(19,405)	(98,194)	(155,182)
Joint venture equity income	718	—	—	718
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,073	341	30,419	31,833
Restructuring and other costs (5)	—	—	583	583
Acquisition-related costs(6)	—	—	90	90
Litigation costs(7)	—	—	7,034	7,034
Stock-based compensation	—	—	7,800	7,800
Adjusted EBITDA	$219,865	$95,072	$(77,080)	$237,857

Operating income margin	31.3%	20.3%	NM	10.7%
Adjusted EBITDA margin	37.8%	36.2%	NM	28.4%

	Three Months Ended September 30, 2015
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$205,386	$52,912	$(149,526)	$108,772
Add back:
Selling, general and administrative	34,258	14,287	117,779	166,324
Cost of revenue adjustments:
Depreciation and amortization(2)	14,563	32,174	12,597	59,334
Amortization of upfront incentive consideration(3)	9,525	—	—	9,525
Stock-based compensation	—	—	2,853	2,853
Adjusted Gross Profit	263,732	99,373	(16,297)	346,808
Selling, general and administrative	(34,258)	(14,287)	(117,779)	(166,324)
Joint venture equity income	372	—	—	372
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,384	189	27,330	28,903
Restructuring and other costs (5)			8,888	8,888
Acquisition-related costs(6)	—	—	9,350	9,350
Litigation costs(7)	—	—	9,318	9,318
Stock-based compensation	—	—	4,351	4,351
Adjusted EBITDA	$231,230	$85,275	$(74,839)	$241,666

Operating income margin	36.1%	24.2%	NM	13.9%
Adjusted EBITDA margin	40.6%	38.9%	NM	30.8%

	Nine Months Ended September 30, 2016
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$641,285	$155,875	$(393,549)	$403,611
Add back:
Selling, general and administrative	103,701	54,408	277,815	435,924
Cost of revenue adjustments:
Depreciation and amortization(2)	54,199	113,198	41,879	209,276
Amortization of upfront incentive consideration(3)	43,372	—	—	43,372
Stock-based compensation	—	—	14,259	14,259
Adjusted Gross Profit	842,557	323,481	(59,596)	1,106,442
Selling, general and administrative	(103,701)	(54,408)	(277,815)	(435,924)
Joint venture equity income	2,244	—	—	2,244
Selling, general and administrative adjustments:
Depreciation and amortization(2)	3,526	882	90,272	94,680
Restructuring and other costs (5)	—	—	1,823	1,823
Acquisition-related costs(6)	—	—	714	714
Litigation costs, net(7)	—	—	5,089	5,089
Stock-based compensation	—	—	21,753	21,753
Adjusted EBITDA	$744,626	$269,955	$(217,760)	$796,821

	Nine Months Ended September 30, 2015
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$576,328	$130,478	$(356,437)	$350,369
Add back:
Selling, general and administrative	82,742	47,302	281,998	412,042
Cost of revenue adjustments:
Depreciation and amortization(2)	43,133	106,574	27,373	177,080
Amortization of upfront incentive consideration(3)	31,575	—	—	31,575
Stock-based compensation	—	—	9,288	9,288
Adjusted Gross Profit	733,778	284,354	(37,778)	980,354
Selling, general and administrative	(82,742)	(47,302)	(281,998)	(412,042)
Joint venture equity income	14,198	—	—	14,198
Joint venture intangible amortization(2a)	1,602	—	—	1,602
Selling, general and administrative adjustments:
Depreciation and amortization(2)	2,438	696	74,640	77,774
Restructuring and other costs (5)	—	—	8,888	8,888
Acquisition-related costs(6)	—	—	13,214	13,214
Litigation costs(7)	—	—	14,797	14,797
Stock-based compensation	—	—	14,040	14,040
Adjusted EBITDA	$669,274	$237,748	$(194,197)	$712,825

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Net Income from continuing operations per share (Adjusted EPS), Adjusted Capital Expenditures, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Gross Profit as operating income (loss) adjusted for selling, general and administrative expenses, amortization of upfront incentive consideration, and the cost of revenue portion of depreciation and amortization and stock-based compensation.

We define Adjusted Operating Income as operating income adjusted for joint venture equity income, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation (reimbursements) costs, net, and stock-based compensation.

We define Adjusted Net Income as net income attributable to common stockholders adjusted for income (loss) from discontinued operations, net of tax, net income attributable to noncontrolling interests, acquisition-related amortization, loss on extinguishment of debt, other, net, restructuring and other costs, acquisition-related costs, litigation costs (reimbursements), net, stock-based compensation and the tax impact of net income adjustments.

We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and remaining provision (benefit) for income taxes.

We define Adjusted EPS as Adjusted Net Income divided by the applicable share count.

We define Adjusted Capital Expenditures as additions to property and equipment and capitalized implementation costs.

We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. Adjusted Capital Expenditures include cash flows used in investing activities, for property and equipment, and cash flows used in operating activities, for capitalized implementation costs. Our management uses this combined metric in making product investment decisions and determining development resource requirements. We also believe that Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS and Adjusted Capital Expenditures assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Profit and Adjusted EBITDA do not reflect cash requirements for such replacements;

•	Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•
Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•
Other companies, including companies in our industry, may calculate Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Capital Expenditures, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Footnotes

(1)
Net Income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, and (iii) Abacus International Lanka Pte Ltd of 40% beginning in July 2015.

(2)	Depreciation and amortization expenses:

a.
Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date and amortization of the excess basis in our underlying equity in joint ventures.

b.	Depreciation and amortization of property and equipment includes software developed for internal use.

c.	Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)
Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to five years. Such consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. Such service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided upfront. Such service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)
In the first quarter of 2016, we recognized a gain of $6 million associated with the receipt of an earn-out payment related to the sale of a business in 2013. In the third quarter of 2015, we recognized a gain of $86 million associated with the remeasurement of our previously-held 35% investment in Abacus International Pte Ltd and a gain of $12 million related to the settlement of pre-existing agreements between us and AIPL. In the fourth quarter of 2014, we recognized a charge of $66 million as a result of an increase to our tax receivable agreement liability. In addition, other, net includes foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)
Restructuring and other costs represent charges associated with business restructuring and associated changes implemented which resulted in severance benefits related to employee terminations, integration and facility opening or closing costs and other business reorganization costs.

(6)	Acquisition-related costs represent fees and expenses incurred associated with the acquisition of the Trust Group, Abacus and Airpas Aviation.

(7)	Litigation costs (reimbursements), net represent charges and legal fee reimbursements associated with antitrust litigation.